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                                    EXHIBIT 5

                                                               March 3, 1998

Bristol-Myers Squibb Company
345 Park Avenue
New York, New York  10154

         Re: Bristol-Myers Squibb Company - Registration Statement on Form S-8 relating to the Bristol-Myers Squibb Company 1997 Stock Incentive Plan, effective as of May 6,
                   1997 and the Bristol-Myers Squibb Company 1983 Stock Option Plan, as amended and restated effective as of September 10, 1996 (the "Registration Statement").
                   ---------------------------------------------------------

Gentlemen:

     In connection with the proposed sale of up to 20,000,000 shares of the common stock par value $.10 (the "Shares") of Bristol-Myers Squibb Company (the "Company") pursuant to the Bristol-Myers Squibb Company 1997 Stock Incentive Plan and the Bristol-Myers Squibb Company 1983 Stock Option Plan (the "Plans") with respect to which a Registration Statement on Form S-8 has been prepared for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, I have examined or supervised the examination of such corporate records, other documents and questions of law as I considered necessary for the purpose of this opinion.

     I am of the opinion that when:

     (a) the applicable provisions of the Securities Act of 1933 and of State securities "blue sky" laws shall have been complied with;

     (b) the Company's Board of Directors shall have duly authorized the issue and sale of the Shares; and

     (c) the Shares shall have been duly issued and paid for (in an amount not less than $.10 par value thereof);

     the Shares will be legally issued, fully paid and nonassessable.

     I hereby consent to the use of this opinion as an Exhibit to the Registration Statement on Form S-8 and to the reference to me under the caption "Legal Opinion" in the Registration Statement and related Prospectus, and any amendments thereto, filed or distributed in connection with the Plans.

                                                  Very truly yours,

                                                  /s/ John L. McGoldrick
                                                  ------------------------------
                                                  John L. McGoldrick
                                                  General Counsel


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